STOCK

                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                             SAN JOSE NATIONAL BANK,

                              ASTRA FINANCIAL INC.

                                       And

                                THOMAS D. GRIFFIN







                             Dated November 17, 1995




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                                    I N D E X


SECTION 1. ACQUISITION; CLOSING............................................... 1

(a) Acquisition............................................................  . 1


(b) Closing Date.........................................................  ... 1

(c) Actions at Closing...................................................  ... 2

SECTION 2. PURCHASE PRICE..................................................... 2

(a) Purchase Price........................................................  .. 2

(b) Payment of Cash Purchase Price........................................  .. 2

(c) Contingent Purchase Price............................................  ... 2

(d) Nonperforming Accounts Holdback.....................................  .... 3

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF ESSENTIAL FACTS CONCERNING THE COMPANY.......4

(a) Organization and Existence of the Company................................. 4

(b) Organizational Documents, Minutes and Stock Register...................... 4

(c) Capitalization............................................................ 5

(d) Financial Statements and Tax Returns...................................... 5

(e) Accounts Receivables and Reserves......................................... 5

(f) Undisclosed Liabilities................................................... 6

(g) No Accounts Held Back..................................................... 6

(h) No Adverse Changes; Conduct of Business in Normal Course.................. 6

(i) Properties and Assets..................................................... 7

(j) Litigation and Compliance with Laws....................................... 7

(k) Significant Contracts..................................................... 8

(l) Additional Schedules...................................................... 8

(m) No Defaults............................................................... 9

(n) Taxes..................................................................... 9


(o) Employee Benefit Plans................................................... 10

(p) Environmental Liability.................................................. 10

(q) Authorization of Transactions............................................ 10

(r) Disclosure............................................................... 11

SECTION 4.

REPRESENTATIONS AND WARRANTIES OF ESSENTIAL FACTS CONCERNING THE BANK....... 11

(a) Corporate Existence...................................................... 11

(b) Authorization of Transactions............................................ 11

(c) Disclosure............................................................... 12

SECTION 5. AGREEMENTS PENDING THE CLOSING.................................... 12

(a) Conduct of Business...................................................... 12

(b) Confidentiality and Access to Information................................ 13

(c) Regulatory Approvals, Tax Clearance, Cancellation of Lease............... 13

(d) Business Relations and Publicity......................................... 14

(e) Financial Statements..................................................... 14

(f) Best Efforts............................................................. 14

(g) No Conduct Inconsistent with this Agreement.............................. 14

(h) Tax Verification Forms................................................... 15

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANK................... 15

(a) Representations and Warranties of Essential Facts; Performance of
    Agreements............                                         .......... 15

(b) Closing Certificate...................................................... 15

(c) Regulatory Approvals..................................................... 16

(d) Trial Balance............................................................ 16

(e) No Litigation............................................................ 16

(f) Opinion of Counsel....................................................... 16

(g) No Adverse Changes....................................................... 18

(h) Consents and Permissions................................................. 18

(i) Estoppel Certificate..................................................... 18

(j) Officers and Directors................................................... 18

(k) Other Documents.......................................................... 18

SECTION 7.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDER........... 19

(a) Representations and Warranties of Essential Facts; Performance of
    Agreements............................................................... 19

(b) Closing Certificate.......................................................19

(c) Regulatory Approvals......................................................19

(d) No Litigation.............................................................19

(e) Opinion of Counsel........................................................20

(f) Other Documents...........................................................20

(g) Funds Delivered...........................................................20

SECTION 8. SURVIVAL OF REPRESENTATIONS AND INDEMNITY......................... 21

(a) Survival of Representations...............................................21

(b) Indemnification by the Shareholder........................................21

(c) Indemnification by the Bank...............................................22

(d) Time Period Limitations...................................................22

SECTION 9. OBLIGATIONS AFTER CLOSING......................................... 23

(a) Non-Competition...........................................................23

(b) Employment Agreement......................................................23

(c) Confidentiality...........................................................23

(d) Additional Documents......................................................23

SECTION 10. GENERAL.......................................................... 23

(a) Confidential Information................................................. 23

(b) Nonassignment............................................................ 24

(c) Termination.............................................................. 24

(d) Expenses................................................................. 24

(e) Notices.................................................................. 24

(f) Brokerage and Finders' Fees; Indemnification............................. 25

(g) Breach and Non-Performance of Conditions................................. 25

(h) Counterparts............................................................. 26

(i) Entire Agreement......................................................... 26

(j) Severability............................................................. 26

(k) Amendments............................................................... 26

(l) Extension; Waiver........................................................ 26

(m) Arbitration.............................................................. 27

(n) Governing Law............................................................ 27

                           STOCK ACQUISITION AGREEMENT

         THIS STOCK ACQUISITION AGREEMENT (this "Agreement") is entered into this 17 day of November, 1995, by and among SAN JOSE NATIONAL BANK, a national bank (the "Bank"), ASTRA FINANCIAL INC., a California corporation (the
"Company") and THOMAS D. GRIFFIN, the sole shareholder of the Company (the "Shareholder").

         WHEREAS, this Agreement provides for the acquisition by the Bank of all of the outstanding common shares of the Company from Shareholder for cash;

         WHEREAS, the Shareholder owns of record and beneficially all of the issued and outstanding shares of capital stock of the Company and desires that the Acquisition occur; and

         WHEREAS, the boards of directors of the Bank and the Company deem the transactions contemplated by this Agreement desirable and in the best interests of their respective shareholders.

         NOW THEREFORE, the parties hereby covenant and agree as follows:

         SECTION 1.  ACQUISITION; CLOSING.

          (a) Acquisition. The Bank agrees to buy and the Shareholder agrees to sell all of the outstanding shares of the Company, in accordance with the terms and provisions of this Agreement.

         (b) Closing Date. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") no more than twenty
(20) days after receipt of all approvals, expiration of all waiting periods after prior notice of the transactions contemplated hereby that may be required under Federal law and any other applicable law, and receipt of tax clearance for the Company from the California Franchise Tax Board (the "Closing Date"). In the event that any motion for rehearing or any appeal from the decision of such regulatory authority, or any litigation of the type contemplated by Section 6(e), is filed, the Bank may postpone the Closing by written notice until such approval is obtained or such motion, appeal or litigation is resolved.

         (c) Actions at Closing. At the Closing the parties shall exchange the various documents contemplated hereby and the Bank shall pay the portion of the Cash Purchase Price (as such term is hereinafter defined) specified in Section 2(b) to the Shareholder as holder of all the common shares of the Company outstanding immediately prior to the Closing Date. The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of San Jose National Bank, at 1 North Market Street, San Jose, California, or at such other time, date or place, or any of them, as the parties may agree.

         SECTION 2.  PURCHASE PRICE.

         (a) Purchase Price. The aggregate purchase price for all of the shares of stock of the Company shall be Five Hundred Sixty Thousand Dollars ($560,000.00) (the "Cash Purchase Price"), plus the Contingent Purchase Price, if any, described in paragraph (c) below.

          (b) Payment of Cash Purchase Price. Payment of the Cash Purchase Price to the Shareholder shall be in the form of readily available funds which shall be delivered as follows: $50,000 at the Closing, and $510,000 on January 4, 1996, which payments shall be subject to the holdback, if any, described in paragraph (d) below.

         (c) Contingent Purchase Price. In addition to the Cash Purchase Price specified above, the Bank shall pay to Shareholder a one-time deferred Contingent Purchase Price within 60 days following the one year anniversary of the Closing.

                  (1) The amount of the Contingent Purchase Price will be based upon the Average Monthly Increase in the Astra Portfolio, as defined in subparagraph (c)(3) and (c)(4) below, starting either (a) with the calendar month in which the Closing occurs, if the Closing occurs on or before the 15th of the month, or (b) with the calendar month following the Closing, in all other cases, and in either event continuing for eleven more calendar months, assuming the Employment Agreement between the Bank and Shareholder referred to in Section 9(b) does not terminate early. In the event the Employment Agreement is terminated prior to the end of the twelve month period referred to in the prior sentence, the amount of the Contingent Purchase Price will be based on the Average Monthly Increase, starting with the month of the Closing and ending with the month in which the Employment Agreement is terminated.

                  (2) The Contingent Purchase Price will be based on the following formula: for each $1,000 by which the Average Monthly Increase exceeds $20,000, Shareholder will receive a Contingent Purchase Price of $3,500, up to a total Contingent Purchase Price of $280,000; provided however, that if the Employment Agreement referred in Section 9(b) is terminated prior to the end of the twelve month period referred to in paragraph 2(c)(1), the Shareholder shall receive a Contingent Purchase Price equal to the amount determined by the above formula, times the number of months over which the average was determined and divided by twelve (12). Schedule 2(c)(2) to this Agreement sets forth examples of calculation of the Contingent Purchase Price for various amounts of Average Monthly Increases.

                  (3) The "Astra Portfolio" for purposes of this paragraph (c) shall consist of all the Accounts Receivable in the Company's portfolio at the Closing, plus (a) any new Accounts Receivable generated by Shareholder, and (b) any new Accounts Receivable from customers located in New Mexico, during the times specified in paragraph 2(c)(1) above.

                  (4) The "Average Monthly Increase" for purposes of this paragraph (c) shall consist of the average monthly increases calculated as set forth below. For the first month, the monthly increase (hereinafter, the "First Monthly Increase") is equal to (1) the Accounts Receivable of the Company at the Closing, less $1,800,000 and those Accounts Receivable that have been written off prior to the Closing or subject to the holdback under section 2(d) below; plus (2) any change in the Astra Portfolio since the Closing; less (c) any Accounts Receivable that had been in (1) or (2) but have been paid off or written off since the Closing. For all subsequent months, the monthly increase shall consist of (3) the average daily balance of the Astra Portfolio, as taken from the daily Client Summary Reports for the month; less (4) either (x) for the second month, the First Monthly Increase plus $1,800,000, or (y) for every other month, the average daily balance of the Astra Portfolio for the prior month; plus (5) any accounts receivable subject to the holdback under section 2(d) that are paid during the month. All Accounts Receivable generated by Shareholder shall be subject to existing SJNB Financial Services underwriting criteria.

         (d) Nonperforming Accounts Holdback. The Bank shall hold back from the amount of the cash purchase price required to be delivered to the Shareholder the total amount, if any, of Astra's outstanding Accounts Receivable (1) that are over ninety (90) days past due; (2) for which the account debtors have indicated either an inability or unwillingness to pay the invoice and the customer has insufficient reserves to cover the potential charge-back; (3) that are determined to be invalid for any reason; (4) that are determined to have defective lien priority status; or (5) that have any contingencies in the invoice payment amount or as to which Astra or Griffin have received information indicating that the account debtor asserts a counterclaim or offset reduces the amount owed. The amount of the holdback shall be determined by the parties based on reviews of the Accounts Receivables as of two (2) business days prior to the Closing. All Accounts Receivables subject to the holdback will be identified prior to the Closing, and no Accounts Receivables can be added to the holdback after the Closing. In the event that the holdback exceeds Seventy-Five Thousand Dollars ($75,000), either Griffin or the Bank may terminate this Agreement pursuant to Section 10(c) of the Agreement. When the Bank receives payment of any account receivable that is subject to this holdback, such funds shall be paid to the Shareholder, together with interest on such funds from the Closing until such payment at the rate of interest charged by the Company on such account prior to the Closing.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF ESSENTIAL FACTS CONCERNING THE COMPANY. This Agreement is entered into by the Bank upon the understanding, and the Company and the Shareholder represent and warrant, that the following statements of Essential Facts are true and correct on the date of this
Agreement:

         (a) Organization and Existence of the Company. The Company is a California corporation duly chartered, organized, validly existing and in good standing under the laws of the State of California, and is duly authorized and has full power to own its properties and carry on its business as now being conducted. The Company does not have any subsidiaries. The Company has never used any fictitious business names.

         (b) Organizational Documents, Minutes and Stock Register. The Company has furnished the Bank copies of its Articles of Incorporation as filed with the California Secretary of State and its bylaws, in each case as amended to the date hereof, and such other documents relating to the Company's authority to conduct its business as the Bank has requested. All such documents are complete and correct. The minute books and stock register of the Company are complete and correct in all material respects and accurately reflect all meetings and consents of the organizers, incorporators, shareholders, Board of Directors and committees of the Board of Directors of the Company and all transactions of record in its capital stock occurring since the Shareholder's acquisition of control of the Company and, to the best of the Shareholder's knowledge, since the Company's initial organization, except as set forth in Schedule 3(b).

         (c) Capitalization. The authorized capital stock of the Company consists of one thousand (1000) shares of Common Stock, no par value, of which one hundred sixty-seven (167) shares are issued and outstanding, have been duly and validly authorized and issued and are fully paid and nonassessable, and all such shares are owned by the Shareholder free and clear of any liens, claims, encumbrances or rights of others. Except for the rights of the Bank under this Agreement and as set forth in Schedule 3(c), there are no options, agreements, contracts or other rights in existence for any person (natural or otherwise) to purchase or acquire from the Company or the Shareholder any shares of capital stock or other securities or rights of the Company, whether now or hereafter authorized or issued.

         (d) Financial Statements and Tax Returns. (1) The Company has furnished the Bank true and complete copies of the Balance Sheets of the Company as of December 31, 1992, 1993 and 1994 and Income Statements for the years ended December 31, 1992, 1993 and 1994, together with the report on the Financial Statements for 1993 by Tom L. Hall, C.P.A., independent accountants for the Company. The Company has also furnished the Bank true and complete copies of its Balance Sheets and Income Statements for each month ended subsequent to December 31, 1994 through September 30, 1995. The Company's Balance Sheet as of September 30, 1995 is herein referred to as the "Last Balance Sheet." Each of the foregoing financial statements has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and together with the notes thereto, present fairly the financial condition and results of operations of the Company at the dates and for the periods shown.

                  (2)..The Company has furnished the Bank true and complete copies of its Federal and state tax returns for the years 1992, 1993 and 1994.

         (e) Accounts Receivables and Reserves. To the best knowledge of the Company and the Shareholder, all accounts receivables, factoring commitments, or other financial accommodations or arrangements or evidences of indebtedness reflected in the Last Balance Sheet, together with any and all security held as collateral therefor, are valid, genuine and subsisting and are enforceable in accordance with their terms, except as limited by antideficiency, bankruptcy or insolvency laws. The allowances for losses reflected in the Last Balance Sheet is adequate, to the best knowledge of the Company and the Shareholder as of the date of this Agreement and as of the Closing, in all material respects to provide for probable losses on outstanding accounts receivables, net of recoveries, other than the accounts receivable that are subject to the holdback pursuant to paragraph 2(d) of this Agreement. There are no accounts receivable past due more than 60 days or similar credits other than as disclosed in
Schedule 3(e).

         (f) Undisclosed Liabilities. The Company does not have any material liabilities, whether accrued, absolute, contingent or otherwise, existing or arising out of any existing or prior transactions or state of facts except as and to the extent (1) disclosed, reflected or reserved against in the Last Balance Sheet, (2) arising under contracts, commitments, transactions or circumstances identified in the schedules provided for herein, (3) identified in
Schedule 3(f), and (4) incurred in the ordinary course of banking business after the date of the Last Balance Sheet.

         (g) No Accounts Held Back. The Accounts Receivable of the Company include all sources of business that have been negotiated, committed to or agreed upon prior to the date of this Agreement and there have been no accounts or customer relationships held back for funding after the Closing. There are not a significant amount of accounts or customer relationships that are being held back and not committed, finally agreed to or funded by the Company pending the Closing. Schedule 3(g) shows all customers and potential customers and accounts with whom the Company is currently negotiating to purchase accounts receivable, but from whom accounts receivable have not been acquired.

         (h) No Adverse Changes; Conduct of Business in Normal Course. Other than as specifically disclosed in Schedule 3(h), the financial statements and schedules delivered pursuant to this Agreement, there has not occurred any material adverse change since the date of the Last Balance Sheet, or any condition (other than general economic or competitive conditions), event, circumstance, fact or other occurrence, whether occurring before or since the date of the Last Balance Sheet, that may reasonably be expected to have or result in such a material adverse change in the business, income, assets, liabilities, prospects, operations, properties or financial condition of the Company. The business of the Company has, since the date of the Last Balance Sheet, been conducted only in the ordinary and usual course consistent with past practice.

         (i) Properties and Assets. The assets of the Company reflected in the Last Balance Sheet, identified in this agreement or listed in the schedules provided for herein include (1) all of the material assets owned by the Company, except for those subsequently disposed of by the Company for fair value in the ordinary course of business and (2) all of the material assets used by the Company in its business. Except as disclosed in Schedule 3(i)(1), all such assets are owned by the Company free and clear of any liens, claims, encumbrances or rights of others except for normal and customary rights of customers of the Company arising in the ordinary course of banking transactions and except as otherwise disclosed in the schedules provided for in this agreement. The Company leases all real property used by it in the conduct of its business under a lease, a true and correct copy of which has been furnished to the Bank (the "Real Estate Lease"). All certificates, licenses, and permits required for the lawful use and occupancy of such real property by the Company have been obtained and are in full force and effect. All material tangible personal property owned by the Company or used by the Company in its business is listed in Schedule 3(i)(2). All of such property is insured against loss for customary risks and in customary amount.

         (j)  Litigation  and  Compliance  with  Laws.  Except as  disclosed  in
Schedule 3(j)(1), to the best knowledge of the Company and the Shareholder, the Company is in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (1) that regulate or are concerned in any way with the business of accounts receivable financing or factoring, or (2) that otherwise relate to or affect the business or assets of the Company or the assets owned, used or occupied by it. Except as disclosed in the Schedule 3(j)(2), there are no claims, actions, suits, or proceedings pending, or, to the best knowledge of the Company or the Shareholder, threatened or contemplated against, or adversely affecting the Company or its directors or officers (in their capacities as such), at law or in equity, or before any federal, state, municipal or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order of any kind in existence against or restraining the Company, or any of its officers, employees or directors, from taking any actions of any kind in connection with the business of the Company. Except as disclosed in Schedule 3(j)(3), the Company has not received from any regulatory authority any cease and desist order, other order, memorandum of understanding, agreement, criticism, recommendation or suggestion of a material nature, and has no reason to believe that any such order, memorandum, agreement, criticism, recommendation or suggestion is contemplated, concerning the Company's business practices that have not been resolved to the reasonable satisfaction of such authority.

         Significant Contracts. The following schedules completely and accurately sets forth every contract, commitment or arrangement (whether written or oral) of a material nature under which the Company is obligated on the date hereof:

                  (1). Schedule 3(k)(1): all employment contracts, consulting arrangements, and contracts for professional and other services;

                  (2)..Schedule 3(k)(2): all leases of real estate or personal property;

                  (3)..Schedule 3(k)(3): all conditional sales contracts and security agreements for the acquisitionof personal property;

                  (4)..Schedule 3(k)(4): all pension, retirement, compensation, profit sharing, insurance or similar plans or arrangements for the benefit of employees (hereinafter referred to as "Employee Benefit Plans");

                  (5)..Schedule 3(k)(5): all union and other labor contracts;and

                  (6)..Schedule 3(k)(6): each other material contract to which the Company is a party or under which it is obligated, other than contracts described or listed in other schedules.

         (l) Additional Schedules. The following additional schedules are accurate and complete: (1) Schedule 3(l)(1): an Accounts Receivable Schedule, describing all accounts receivable, factoring commitments, or other financial accommodations or arrangements or evidences of indebtedness, whether written or oral, including modifications or amendments thereof, and including any such accounts receivables that the Company has written off prior to the date hereof, extended by the Company to or for the benefit of others (the "Accounts Receivables"); (2) Schedule 3(l)(2): a Real Estate Schedule, describing all real estate owned (including other real estate owned ("OREO")) or leased by the Company as of the date of this Agreement, or which is the subject of pending foreclosure proceedings by the Company, indicating in each case whether such real estate is improved and the nature of any material encumbrances or defects of title; (3) Schedule 3(l)(3): a Securities Schedule of all investment securities owned by the Company, if any, as of the month end preceding the date of this Agreement; (4) Schedule 3(l)(4): an Insurance Schedule, describing all policies of insurance as of the date of this Agreement (other than policies covering collateral for accounts receivables and other loans by the Company) in which the Company is named as an insured party, which otherwise relate to or cover any assets or properties of the Company or which is carried by the Company; and (5) Schedule 3(l)(5): a Subordinated Note Schedule, providing a listing of the names and address of all holders of the Company's Subordinated Notes and the forms of notes and agreements with all such holders. Such schedules are complete and correct in all material respects.

         (m) No Defaults. Other than as set forth in Schedule 3(m), the Company has fulfilled and taken all action reasonably necessary to date to enable it to fulfill when due, its obligations under all contracts, commitments and arrangements to which it is a party, and there have not occurred, to the best knowledge of the Company and the Shareholder, any material defaults or other events that, with the lapse of time or election of any other party, will become material defaults by the Company under any such contracts, commitments or arrangements.

         (n) Taxes. All federal, state, and local income, franchise, excise, real and personal property, employment and other material tax reports, returns, declarations and information statements (collectively, the "Returns") required to be filed on or prior to the date hereof have been filed. The Company has paid or has accrued or otherwise adequately reserved in the Last Balance Sheet in accordance with generally accepted accounting principles for the payment of all taxes and other charges (including interest, additions and penalties), required to be paid in respect of the periods covered by such Returns. No issues have been raised (or are currently pending) by the Internal Revenue service or any other taxing authority in connection with any of the Returns which could reasonably be expected to have a material adverse effect on the financial condition of the Company, nor, to the best knowledge of the Company or the Shareholder, are there any such issues which have not been so raised but if so raised by the Internal Revenue Service or any other taxing authority in connection with any of such Returns could reasonably be expected to have such material adverse effect. All returns covering periods through the fiscal year ended December 31, 1994 have been filed, and no consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect.

         (o) Employee Benefit Plans. Except as set forth on Schedule 3(o), the Company has no employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, and it is not obligated under nor is it a sponsor of, party or contributor to any profit-sharing, deferred compensation, bonus, stock option, stock ownership, stock purchase, pension, retainer, employment, consulting, retirement, welfare, or incentive plan or agreement, or any plan or agreement providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, salary continuation, service awards, severance pay, welfare, medical, hospitalization, disability, life insurance, other insurance plans, or related benefits.

         (p) Environmental Liability. Except as set forth in Schedule 3(p), there are no actions, suits, proceedings or orders involving the Company or any of its assets, that are pending, or, to the best knowledge of the Company or the Shareholder, threatened as the result of any asserted failure of the Company to comply with any requirement of federal, state, or local law or regulation relating to hazardous, toxic or polluting substances, or the protection of health or the environment. None of the property owned (including OREO), managed or leased by the Company is contaminated with any wastes or hazardous substances, including but not limited to, petroleum or crude oil or fraction thereof, friable asbestos or asbestos-containing material, polychlorinated biphenyls or urea formaldehyde foam insulation. The Company is not an "owner or operator" of a "vessel" or, to the best knowledge of the Company and the Shareholder, a "facility" which owns, possesses, transports, generates, or disposes of a "hazardous substance," as those terms are defined in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980 42 U.S.C.A. ss. 9601 et. seq.

         (q) Authorization of Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors and the Shareholder of the Company. The Company has full corporate power to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance do not violate any provisions of the Company's articles, bylaws, or any agreements to or by which the Company or the Shareholder are a party or are otherwise bound. Except for the regulatory approvals referred to in Section 5(c) hereof, no consent of any regulatory authority or other person is required to be obtained by the Company or the Shareholder to permit consummation of the transactions contemplated herein.

         (r) Disclosure. When taken in the aggregate, the representations, warranties, information and other documents made or delivered to the Bank by the Company and the Shareholder, in connection with this Agreement or prior thereto, do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. The Company and the Shareholder shall advise the Bank in writing within five (5) business days of any matter arising or discovered after the date of this Agreement which, if existing or known on the date hereof, would be required to be disclosed or delivered to the Bank in order to make the representations, warranties, information and other documents true in all material respects.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF ESSENTIAL FACTS CONCERNING THE BANK. This Agreement is entered into by the Company and the Shareholder upon the understanding, and the Bank represents and warrants, that the following statements of Essential Facts are true and correct on the date of this Agreement.

         (a) Corporate Existence. The Bank is duly chartered, organized, validly existing and in good standing under the laws of the United States of America and is duly authorized and has full power to own its properties and carry on its business as now being conducted.

         (b) Authorization of Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of the Bank. The Bank has full corporate power to execute, deliver and perform this Agreement and to consummate or cause to be consummated the transactions herein or therein contemplated, and such execution, delivery and performance do not violate any provisions of the articles or bylaws of the Bank, or any agreements to which it is a party or by which it is otherwise bound. Except for the regulatory approvals referred to in
Section 5(c) hereof, no consent of any regulatory authority or other person is required to be obtained by the Bank in order to permit consummation of the transactions contemplated hereby.

         (c) Disclosure. When taken in the aggregate, the representations, warranties, statements, information and other documents made or delivered to the Company and the Shareholder by the Bank do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. The Bank shall advise the Company and the Shareholder in writing within five (5) business days of any matter arising or discovered after the date of this Agreement which, if existing or known on the date hereof, would be required to be disclosed or delivered to the Company or the Shareholder in order to make the representations, warranties, statements, information and other documents true in all material respects.

         SECTION 5. AGREEMENTS PENDING THE CLOSING. Pending the Closing, the parties hereby agree as follows:

         (a) Conduct of Business. The business of the Company shall be conducted in the usual and ordinary course consistent with past practice. Without limiting the foregoing, without the consent of the Bank (1) no change shall be made in the Company's Articles of Incorporation or bylaws or in the number of its issued and outstanding shares; (2) the compensation paid by the Company to officers or key employees of the Company shall not be increased, provided, however, that a bonus may be paid to the Shareholder so long as the Company's shareholder's equity is not reduced to less than $300,000; (3) the Company shall not charge-off any of its Accounts Receivables or otherwise decrease its loss reserve to an amount less than $50,000; (4) no dividends or other distributions on its shares of its capital stock shall be declared or paid by the Company that decrease its shareholder's equity to less than $300,000; (5) the Company shall maintain its present insurance coverage of customary risks and in customary amounts in respect of its properties and business; (6) no significant changes shall be made in the general nature of the business conducted by the Company, including but not limited to the investment or use of its assets, the liabilities it incurs, or the facilities it operates; (7) no employment, consulting or other similar agreements shall be entered into by the Company; (8) the Company shall timely file all required tax returns with all applicable taxing authorities and shall not make any application for or consent to any extension of time for filing any tax return or any extension of the period of limitations applicable thereto; (9) the Company shall not enter into any transactions, other than in the ordinary course of business, with its directors, officers, employees or any of their affiliates; (10) the Company shall not incur any liabilities or obligations, make any commitment, disbursement, contract or agreement, or engage in any transaction, except in the ordinary course of business; (11) the Company shall not do or fail to do, anything which will cause it to breach materially or to default in any contract, agreement, commitment or obligation to which it is a party or by which it may be bound; (12) the Company shall not make any acquisition of a business or engage in any new activity requiring approval under any federal or state banking law or which would otherwise constitute a change in the nature of the Company's business; and (13) the Company's expenses incurred with respect to this Agreement, including attorneys' fees, shall not exceed $25,000.

         (b) Confidentiality and Access to Information. The Company shall give the Bank and its representatives full access from time to time to further information with respect to the Company for the purpose of conducting a business and financial review of the Company and for such other purposes as may be related to this Agreement, and the Bank shall maintain the confidentiality of any such information. Pending the Closing, representatives of the Bank shall be given full access to the Company's business activities and afforded the opportunity to observe its business records, books and activities and consult with the Company's directors and officers regarding the same on an ongoing basis. The access referred to in this Section 5(b) shall not be exercised in a manner unreasonably interfering with the operation of the Company's business.

         (c) Regulatory Approvals, Tax Clearance, Cancellation of Lease. At the Bank's expense, the Bank shall take all appropriate actions necessary (1) to obtain approval of the transactions contemplated hereby from all regulatory authorities required under any applicable Federal law and any applicable California law, and (2) to obtain a tax clearance certificate with respect to the Company from the California Franchise Tax Board in order for the Bank is liquidate the Company shortly after the Closing. The Company and the Shareholder shall cooperate fully in the process of obtaining all such approvals and the tax clearance, including taking all corporate action necessary to approve a dissolution of the Company and filing the Election to Dissolve with the California Secretary of State. The Company shall, when requested by the Bank, submit any required notice to cancel the Real Property Lease effective as of the date requested by the Bank.

         (d) Business Relations and Publicity. The Company shall use its best efforts to preserve its reputation and its relationships with suppliers, customers and employees. No press release or other communication related to this Agreement (other than communications with appropriate regulatory authorities) shall be issued or made except as mutually agreed upon, provided that the Bank may, after consultation with the Company, make such disclosures concerning the transactions provided for herein as the Bank believes are required to be made by it pursuant to the Securities Exchange Act of 1934.

         (e) Financial Statements. Within fifteen (15) days of the end of each calendar month, the Company shall furnish the Bank true and correct copies of its balance sheet, statement of income, expense budget statement of income and proforma income statement. The foregoing financial statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and together with the notes thereto, will present fairly the financial positions of the Company at the dates shown and the results of its operations and changes in its financial positions for the period then ended. All statements furnished pursuant to this paragraph shall fairly set forth the financial condition and results of operation as of the date of each statement.

         (f) Best Efforts. Each of the parties to this Agreement shall use its best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions contemplated hereby as quickly as possible. No party shall intentionally take or fail to take or intentionally permit or fail to permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.

         (g) No Conduct Inconsistent with this Agreement. The Company shall not, nor shall it permit any of the Company's affiliates to, during the term of this Agreement, (1) offer, sell, or negotiate with or entertain any proposals from any other person for any such offer or sale of, any securities issued by the Company, or (2) negotiate with or entertain any proposals from any other person for any other transaction wherein the business or substantially all of the properties of the Company would be acquired, directly or indirectly, by any party other than the Bank.

         (h) Tax Verification Forms. The Company shall provide to the Bank such documents and sign such forms as are required for the Bank to obtain verifying copies of the Company's tax returns from the IRS within 3 business days of such a request by the Bank.

         SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANK. Unless the conditions are waived by the Bank, all obligations of the Bank under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) Representations and Warranties of Essential Facts; Performance of Agreements. The Representations and Warranties of Essential Facts contained in
Section 3 of this Agreement and any representations or warranties of the Shareholder contained herein or in any documents, certificates, schedules or exhibits delivered by or on its behalf to the Bank pursuant to this Agreement shall have been true and correct in all material respects as of their date and shall be true and correct in all material respects at the Closing as though made at the Closing Date (except for changes therein contemplated or permitted by this Agreement), in each case to the reasonable satisfaction of the Bank, and the Shareholder shall have performed all agreements herein required to be performed by it on or prior to the Closing, including delivery of the executed Non-competition Agreement and Employment Agreement referred to in Section 9(a) and (b) of this Agreement.

         (b) Closing Certificate. The Bank shall have received a certificate signed by the Chairman of the Board of the Company and the Shareholder, dated as of the Closing Date, certifying in such detail as the Bank may reasonably request as to the fulfillment of the conditions to the obligations of the Bank as set forth in this Agreement, including without limitation that the representations and warranties of the Company and the Shareholder are true and correct in all material respects, that the Company and the Shareholder have performed all their obligations under this Agreement, all regulatory approvals have been obtained, including tax clearance, there is no litigation of the type referred in Section 6(e), there have been no adverse changes of the type referred to in Section 6(g) and all other requirements of this Agreement.

         (c) Regulatory Approvals. The parties hereto shall have duly obtained all regulatory approvals of the transactions contemplated by this Agreement as the Bank may reasonably believe are necessary or appropriate, upon such terms and conditions, if any, as are satisfactory to the Bank in their reasonable judgment and the Franchise Tax Board shall have provided a Tax Clearance Certificate with respect to the Company.

         (d) Trial Balance. The Bank shall have received a trial balance of the Company's assets and liabilities as of the day prior to Closing.

         (e) No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby that the Bank believes, in good faith and with the advice of counsel, makes it undesirable or inadvisable to consummate the transactions provided for herein by reason of the probability that the proceeding will result in the issuance of an order enjoining such transactions, will result in a determination that the Company has failed to comply with applicable legal requirements of a material nature in connection with the consummation of the transactions provided for herein or actions preparatory thereto or will have a material adverse effect on the future conduct of the business of the Company.

         (f) Opinion of Counsel. The Bank shall have received the opinion of Binder and Malter, counsel for the Company, dated as of the Closing Date, and in form satisfactory to the Bank and their counsel to the effect that:

                  (1)......The   Company  is  a  California   corporation   duly
incorporated, organized, validly existing and in good standing under the laws of the State of California, and is duly authorized and has full power to own its properties and carry on its business as now being conducted.

                  (2)......The  authorized capital stock of the Company consists of one thousand (1000) shares of Common Stock, no par value, of which one hundred sixty-seven (167) shares are issued and outstanding, have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by the Shareholder free and clear of any liens, claims, encumbrances or rights of others. Except for the rights of the Bank under this Agreement, there are no options, agreements, contracts or other rights in existence for any person (natural or otherwise) to purchase or acquire from the Company or the Shareholder any shares of capital stock of the Company, whether now or hereafter authorized or issued.

                  (3)......The  execution,  delivery,  and  performance  of this
Agreement and the transactions contemplated herein have been duly authorized by the Board of Directors of the Company and the Shareholder, these being the only corporate authorizations required under the Company's articles or bylaws, or any governing statutes. This Agreement has been duly executed and delivered by the Company and the Shareholder and constitutes the legal, valid and binding obligation of the Company and the Shareholder.

                  (4)......The  execution,  delivery  and  performance  of  this
Agreement and the transactions contemplated herein and therein do not violate any provisions of the articles or bylaws of the Company or, to the best knowledge of such counsel, any contract or agreement by which either the Company or the Shareholder, or both, are bound.

                  (5)......Except  as set forth in Schedules 3(j)(1) and 3(j)(2)
and as disclosed in officers' certificates received by counsel from the Company and in reliance upon such officers' certificates, counsel knows of no claims, actions, suits, or proceedings pending, threatened, or contemplated against, or affecting the Company at law or in equity or before any federal, state or municipal or other governmental authority, or of any decrees, judgments, or orders of any kind that are in existence enjoining or restraining the Company or any of the Company's officers, employees, directors or shareholder from taking action of any kind in connection with the business of the Company.

                  (6) Counsel has no knowledge of any actions, suits or proceedings pending or threatened against the Company or the Shareholder, to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated herein.

In rendering their opinion, such counsel may rely as to matters of fact upon certificates of officers of the Company, the Shareholder, or governmental officials as counsel deems appropriate, and where matters are limited to the knowledge of such counsel.

         (g) No Adverse Changes. Since the date of this Agreement, none of the following adverse changes shall have occurred: (1) the total shareholder's equity of the Company, as calculated pursuant to generally accepted accounting principles consistently applied, has decreased below $300,000; and (2) the Company's gross purchased accounts receivables have decreased below $1,800,000;
(3) the Company's Allowance for Loan Losses has decreased below $50,000; or (4) any material adverse change or any condition, event, circumstance, fact or other occurrence that may, to the best knowledge of the Company and the Shareholder, reasonably be expected to result in a material adverse change, in the operations, business, prospects, properties, assets, liabilities or financial condition of the Company.
         (h) Consents and Permissions. The Company shall have obtained all such written consents, permissions and approvals as are required under contracts, commitments and business arrangements with third parties.

         (i) Estoppel Certificate. The Company shall deliver to the Bank on or prior to the Closing Date an estoppel certificate signed by the landlord of the Real Property Lease, which certificate shall be in form and substance satisfactory to the Bank and their counsel; provided, however, that in the event the Company is unable to obtain such estoppel certificate, it shall deliver to the Bank such other assurances as may be reasonably satisfactory to the Bank and their counsel.

         (j) Officers and Directors. If and to the extent requested by the Bank:
(1) each officer of the Company shall have tendered his resignation from office effective not later than the Closing Date and the Board of Directors shall have elected such successor officers of the Company as are designated by the Bank;
(2) each director of the Company shall have tendered his resignation from the Board effective not later than the Closing Date; and (3) each officer and director and all employees shall have released in writing, in form and content satisfactory to the Bank, all claims each may have against the Company excepting only claims for normal compensation and employee benefits accrued through the Closing Date.

         (k) Other Documents. The Bank shall have received all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by the Company and the Shareholder with the terms of this Agreement.

         SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDER. Unless the conditions are waived by the Company and the Shareholder, all of their respective obligations under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) Representations and Warranties of Essential Facts; Performance of Agreements. The Representations and Warranties of Essential Facts contained in
Section 4 of this Agreement and any representations or warranties of the Bank contained herein or in any documents, certificates, schedules or exhibits delivered by it or on its behalf to the Company pursuant to this Agreement shall have been true and correct in all material respects as of their date and shall be true and correct in all material respects at the Closing as though made at the Closing Date, in each case to the reasonable satisfaction of the Company, and the Bank shall have performed all agreements herein required to be performed by them on or prior to the closing, including delivery of the executed Non-competition Agreement and Employment Agreement referred to in Section 9(a) and (b) of this Agreement.

         (b) Closing Certificate. The Company shall have received a certificate signed by the Chairman or the President of the Bank, dated as of the Closing Date, certifying in such detail as the Company may request as to the fulfillment of the conditions to the obligations of the Company and the Shareholder set forth in this Agreement.

         (c) Regulatory Approvals. The parties hereto shall have duly obtained all regulatory approvals of the transactions contemplated by this Agreement as the Bank may reasonably believe are necessary or appropriate, upon such terms and conditions, if any, as are satisfactory to the Bank in their reasonable judgment.

         (d) No Litigation. No suit or other action shall have been instituted or threatened seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby that the Company believes, in good faith and with the advice of counsel, makes it undesirable or inadvisable to consummate the transactions provided for herein by reason of the probability that the proceeding will result in the issuance of an order enjoining such transactions or will result in a determination that the Bank or the Company has failed to comply with applicable legal requirements of a material nature in connection with the consummation of the transactions provided for herein or action preparatory thereto or will have a material adverse effect on the future conduct of the business of the Bank or the Company.

         (e) Opinion of Counsel. The Company shall have received the opinion of Haines & Lea, counsel for the Bank, dated as of the Closing Date, and in form satisfactory to the Company and its counsel to the effect that:

                  (1)......The  Bank  is a  national  banking  association  duly organized,  validly  existing and in good standing  under the laws of the United
States of America, and is duly authorized and has full power to own its properties and carry on its business as now being conducted.

                  (2)......The  execution,  delivery,  and  performance  of this
Agreement and the transactions contemplated herein have been duly authorized by the Board of Directors of the Bank and its sole shareholder, these being the only corporate authorizations required under the Company's articles or bylaws, or any governing statutes. This Agreement has been duly executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank.

In rendering their opinion, such counsel may rely as to matters of fact upon certificates of officers of the Bank, or governmental officials as counsel deems appropriate, and where matters are limited to the knowledge of such counsel.

         (f) Other Documents. The Company shall have received all of such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by the Bank with the terms of this Agreement.

         (g) Funds Delivered. All funds required to be delivered at th e Closing to the Shareholder shall be delivered.

         SECTION 8.  SURVIVAL OF REPRESENTATIONS AND INDEMNITY.

         (a) Survival of Representations. All representations, warranties and agreements made by the parties hereto shall survive the Closing for the applicable period set forth in Section 8(d) hereof; and any investigation made by a party to be indemnified on account of any breach of such representations, warranties or agreements shall not be a defense to a claim for indemnification. This section does not require that any representation or warranty be made on a continuing basis after the Closing.

         (b) Indemnification by the Shareholder. The Shareholder shall indemnify the Bank, its parent corporation and all of their officers, directors and agents against and hold them harmless from any and all (1) losses, liabilities, claims, demands, damages, deficiencies, causes of action or suits (the "Claims") arising out of or resulting from (A) the breach or incorrectness of any of the representations, warranties or covenants of the Company or the Shareholder contained in this Agreement, which breach or incorrectness, either individually or together total $15,000 or more, or (B) the assertion against the Bank of any liability or obligation of the Company or the Shareholder arising, existing or based upon any acts or omissions occurring prior to the date of Closing
(including, without limitation liabilities for any federal or state taxes, penalties and interest thereon), other than a liability or obligation disclosed in this Agreement or the schedules referred to herein, and (2) if the Shareholder refuses to or delays in defending the Bank, reasonable expenses or costs incurred by the Bank, including reasonable attorneys' fees, in connection with investigating, attempting to correct, or defending against any Claims, liens or charges against the Bank for which the Bank is entitled to indemnity pursuant to the foregoing provisions. The Bank shall give prompt notice in writing to the Shareholder of the facts and circumstances giving rise to any Claims by the Bank for indemnification under this Section. Subject to the limitations of any contract of insurance and to such conditions as the Bank shall determine to be reasonably necessary for the protection of the interests of the Bank, the Bank shall tender to the Shareholder the opportunity to investigate, correct, manage and control any defense against any such Claims. The assumption of management and control shall not, of itself, constitute any admission by the Shareholder of liability to the Bank. The Bank shall cooperate reasonably with the Shareholder in the conduct of such defense.

         (c) Indemnification by the Bank. The Bank shall indemnify the Shareholder against and hold him harmless from any and all (1) losses, liabilities, claims, demands, damages, deficiencies, causes of actions or suits (the "Claims") arising out of or resulting from (A) the breach or incorrectness of any of the representations, warranties or covenants of the Bank contained in this Agreement, which breach or incorrectness, either individually or together total $15,000 or more, or (B) the assertion against the Shareholder of any liability or obligation of the Bank arising, existing or based upon any acts or omissions occurring prior to the date of Closing (including, without limitation liabilities for any federal or state taxes, penalties and interest thereon), other than a liability or obligation disclosed in this Agreement or the schedules referred to herein, and (2) if the Bank refuses to or delays in defending the Shareholder, reasonable expenses or costs incurred by the Shareholder, including reasonable attorneys' fees, in connection with investigating, attempting to correct, or defending against any Claims, liens or charges against the Shareholder for which the Shareholder are entitled to indemnity pursuant to the foregoing provisions. The Shareholder shall give prompt notice in writing to the Bank of the facts and circumstances giving rise to any Claims by the Shareholder for indemnification under this Section. Subject to the limitations of any contract of insurance and to such conditions as the Shareholder shall determine to be reasonably necessary for the protection of the interest of the Shareholder, the Shareholder shall tender to the Bank the opportunity to investigate, correct, manage and control any defense against any such Claims. The assumption of management and control shall not, of itself, constitute any admission by the Bank of liability to the Shareholder. The Shareholder shall cooperate reasonably with the Bank in the conduct of such defense.

= (d) Time Period Limitations. No party shall be entitled to assert any right of indemnification under this Agreement for any Claims suffered by such party or arising from a breach by another party of any other representation, warranty or covenant contained in this Agreement after the date which is three (3) years after the Closing Date. Each party shall continue to have the right to be indemnified for breaches of the representations, warranties and covenants set forth in the Sections specified above for a period beyond that specified as long as a notice of such Claims as to such breaches is provided to the indemnifying party within the specified time period.

         SECTION 9.  OBLIGATIONS AFTER CLOSING

         (a) Non-Competition. At the Closing, the Shareholder and the Bank shall each execute and deliver to each other as an integral part of this transaction a Non-Competition Agreement in substantially the form attached hereto as Exhibit A.

         (b) Employment Agreement. At the Closing, the Shareholder and the Bank as an integral part of this transaction shall each execute and deliver to each other an Employment Agreement by which the Bank agrees to employ the Shareholder in substantially the form attached hereto as Exhibit B.

         (c) Confidentiality. After the Closing, the Shareholder shall keep strictly confidential all documents containing any information concerning the properties, business and assets of the other parties that may have been obtained in the course of investigating, negotiating and preparing to consummate the transactions contemplated by the parties (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources).

         (d) Additional Documents. Each party shall at any time and from time to time after the Closing cooperate in providing each other with any additional documents or information' and shall cause to be executed and delivered to the other party such further instruments or documents as such other party may reasonably require to give effect to the transactions contemplated hereunder.

         SECTION 10.  GENERAL.

         (a) Confidential Information. The parties hereto each covenant that, in the event the transactions contemplated in this Agreement are not consummated, each party shall keep strictly confidential, shall not use in any manner and return all documents containing any information concerning the properties, business and assets of the other party that may have been obtained in the course of investigating, negotiating and preparing to consummate the transactions contemplated by the parties (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources).

         (b) Nonassignment. This Agreement shall not be assignable by any party without the written consent of the others. Notwithstanding the foregoing, the Bank may assign its rights hereunder to its holding company, SJNB Financial Corp., a California corporation, or to a wholly-owned subsidiary of the Bank, but no such assignment on the part of the Bank shall relieve the Bank, of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, assigns and personal representatives of the parties hereto.

         (c) Termination. This Agreement may be terminated (1) by written agreement between the Bank, on the one hand, and the Company, on the other hand at any time, (2) by written notice from the Bank to the Company upon the occurrence of any adverse condition set forth in Section 6(g), (3) by the Bank upon written notice by reason of the failure of fulfillment of any condition set forth in Section 6 or by reason of the material breach of any obligation set forth herein by either the Company or the Shareholder, (4) by the Shareholder or the Company upon written notice by reason of the failure of any condition set forth in Section 7 or the material breach of any obligation set forth herein by the Bank, or (5) by either party if the amount of the holdback specified in paragraph 2(d) exceeds $75,000. This Agreement shall terminate automatically without further action by either party if the Closing does not occur on or prior to December 31, 1995. Termination of this Agreement shall not serve to relieve a party of responsibility or obligation, if any, for any breaches of this Agreement occurring prior to such termination. In the event the terms of this
Section 10(c) shall be inconsistent with any other terms in this Agreement, the terms set forth in this Section 10(c) shall govern.

         (d) Expenses. The parties hereto shall each bear their respective costs and expenses incurred in the consummation of this transaction.

         (e) Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing addressed as follows:

                  (i)......If to the Bank, addressed to:

                  .........         San Jose National Bank
                  .........         One North Market Street
                  .........         San Jose, California 95109
                  .........                 Attention: Mr. Gary Hansen

                  .........         with a copy to:

                  .........         Joan L. Grant
                  .........         Haines & Lea
                  .........         44 Montgomery Street, Suite 3600
                  .........         San Francisco, California 94104

                  (ii) If to the Company or the Shareholder,  addressed to:

                  .........         Mr. Thomas D. Griffin
                  .........         300 Rennie Avenue
                  .........         San Jose, California 95127

                  .........         with a copy to:

                  .........         Heinz Binder, Esq.
                  .........         Binder & Malter
                  .........         1700 The Alameda, Suite 300
                  .........         San Jose, California  95126-1724
         (f) Brokerage and Finders' Fees; Indemnification. Each of the parties represents to the other that it has not incurred any liability for brokerage commissions, finders' fees or like compensation in respect of the transactions contemplated hereunder. The Shareholder shall indemnify and hold harmless the Bank in respect of any claim for brokerage or other commissions relative to this Agreement and the transactions contemplated hereby, based in any way on agreements, arrangements or understandings claimed to have been made by the Company or the Shareholder with any third party.

         (g) Breach and Non-Performance of Conditions. No party shall be deemed to be in breach of any of its covenants contained in this Agreement unless the party entitled to performance thereof shall have given written notice to the breaching party setting forth the nature of the breach, and such breach shall not be cured or corrected within 20 days thereafter. No party shall be deemed to have failed to satisfy a condition contained in this Agreement unless the party entitled to the fulfillment thereof shall have given written notice to the parties responsible for such fulfillment, and such condition shall thereafter not be fulfilled.

         (h) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

         (i) Entire Agreement. This Agreement and the Exhibits and Schedules referred to herein set forth the entire Understanding of the parties' and supersede all prior agreements, arrangements and communications, whether oral or written, and this Agreement shall not be modified or amended other than by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

         (j) Severability. In the event that any provision of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision, that is not invalidated by such determination shall remain in full force and effect.

         (k) Amendments. This Agreement may be amended by the parties hereto at any time prior to the Closing Date by an instrument in writing signed by the parties.

         (l) Extension; Waiver. At any time prior to the Closing Date, the parties hereto may (1) extend the time for the performance of any of the obligations or other acts of the other party hereto, (2) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto, or (3) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by such party.

         (m) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration, suits and actions with respect to this Agreement shall be brought in the County of Santa Clara, California. The parties consent to the jurisdiction and venue of the courts referred to herein. In the event of any dispute, arbitration, action at law or in equity between the parties in relation to this Agreement, the nonprevailing party, in addition to other sums which such party may be called upon to pay, shall pay to the other party all costs and expenses of such action or suit, including reasonable attorney's fees, incurred with or without suit.

         (n) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Acquisition Agreement on the day and year first above written.

SAN JOSE NATIONAL BANK, a..                          ASTRA FINANCIAL INC.,
national banking association                         a California corporation


by S/James R. Kenny........                        by  S/Thomas D. Griffin
  -------------------------------                      ------------------------
  its  President & CEO                                 its     President
  -------------------------------                      ------------------------



                                                      THOMAS D. GRIFFIN


                                                         S/Thomas D. Griffin
                                                       ------------------------

                                    EXHIBIT A

                            NON-COMPETITION AGREEMENT

                  THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into this January 5, 1996, between SAN JOSE NATIONAL BANK, a national banking association (the "Bank") and THOMAS D. GRIFFIN, an individual ("Griffin"), in relation to the following facts, circumstances and understandings:

                                                   R E C I T A L S

         A. Griffin is the sole shareholder of Astra Financial Inc., a California corporation (the "Company"). The Bank, the Company and Griffin, sole shareholder of the Company, have entered into that certain Stock Acquisition Agreement dated November 17, 1995 (the "Stock Acquisition Agreement"), pursuant to which the Bank is purchasing all of the outstanding stock of the Company from Griffin as of the closing under the Stock Acquisition Agreement (the "Closing").

         B. Griffin and the Bank are simultaneously entering into an employment agreement (the "Employment Agreement") by which he will be employed by the Bank for a period of one year following the date of this agreement.

         C. The execution and delivery of this Agreement and the Employment Agreement are both a condition precedent to the obligations of the Bank and of the Company and Griffin under the Stock Acquisition Agreement.

         D. The Bank seeks to protect the goodwill and other assets of the Company being acquired under the Stock Acquisition Agreement and to maintain a competitive advantage in its business by preventing Griffin from competing with the Company in the area in which it does business (a) for a period of one year from the Closing under the Employment Agreement and (b) for an additional four years from the Closing under the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto, each intending to be legally bound, agree as follows:

         1. Non-Competition. (a) In consideration for the payment made pursuant to Section 2 of this Agreement, Griffin agrees that, commencing on the earlier of January 5, 1997 (one year from closing) or termination of the Employment Agreement and ending on January 5, 2002 (five years from closing) (the "Noncompetition Period"), he shall not, individually or collectively, directly or indirectly, own an interest in, operate, join, control, or participate in or be connected as an officer, employee, agent, independent contractor, partner, shareholder, creditor or principal of any corporation, partnership, proprietorship, firm or association or other entity which owns and/or operates a factoring business or accounts receivable financing business or engages in any type of business that is carried on at that time by the Bank (except mortgage lending); provided however, that the record or beneficial ownership by Griffin as a passive investor of not more than five percent (5%) of the outstanding publicly traded securities of any class of any such business in which he does not actively participate shall not be deemed to be in violation of this Section. For purposes of this Agreement, the geographic area of the business is Santa Clara County and all contiguous counties (collectively, the "Geographic Area"). Griffin agrees and acknowledges that the duration, scope and Geographic Area of the restrictive covenants described in this Agreement are fair, reasonable and necessary in order to protect the goodwill and other legitimate business interests of the Bank and that adequate consideration has been received by Griffin in exchange for such covenants.

         (b) Griffin further acknowledges agrees that he has had access to and become acquainted with information concerning the operation of the Company, including without limitation knowledge of personnel, sales, planning, and customer information that is owned by the Company and regularly used in the operation of its business and that, except such information that is in the public domain, this information constitutes the Company's trade secrets. Griffin further agrees not to compete with the Company as specified herein by directly or indirectly disclosing such trade secrets to any other person or use the trade secrets in any way other than as an employee of the Company and agrees not to solicit any employees of the Company to become employed or associated with another business or entity which competes with the Company during the term of this Agreement.

         (c) The parties intend that the covenant contained in subsection (a) of this Section 1 shall be construed as a series of separate Covenant, one for each county and city specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained in subsection (a). If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed to be included in this Section 1, then the unenforceable covenant shall be deemed eliminated from these provision for the purpose of those proceedings to the extent necessary to permit the remaining separate covenant to be enforced.

         2. Consideration. This agreement is an integral part of the Stock Acquisition Agreement whereby Griffin has sold all of his shares of stock in the Company to the Bank which will hereafter operate the business of the Company. In consideration for the non-competition agreement of Griffin in this Agreement, the Bank shall deliver $100,000.00 to Griffin on January 5, 1996. The parties agree that such $100,000.00 relates to the Noncompetition Period and that $25,000.00 of such sum relates to the time from the beginning of the Noncompetition Period to January 5, 1998 (two years from the closing) and $25,000 to each subsequent year of such restriction.

         3. Remedies for Breach. (a) In the event that Griffin materially breaches any of the material provisions of Section 1 of this Agreement, the Bank shall notify Griffin of its intention to hold Griffin in breach of this Agreement and the basis of such breach in accordance with the notice provisions of Section 4 of this Agreement. If such breach is capable of being cured, Griffin shall have 3 days from the date of such notice to cure the breach. If he fails to cure such breach within such 3 days, or if the breach cannot be cured, the parties hereto agree that the Bank will be irreparably damaged, and that the Bank has no adequate remedy at law for damages and that its injury will be continuing.

                  (b) Because of the continuing injury to the Bank that will be created by a breach of the provisions of Section 1 as well as the nature of such injury, the parties agree that the Bank shall be entitled to injunctive relief prohibiting Griffin from engaging in the conduct constituting the breach and that a court of competent jurisdiction may issue an appropriate injunction.

         4. Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered in accordance with the Stock Acquisition Agreement.

         5. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

         6. Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration, suits and actions with respect to this Agreement shall be brought in the County of Santa Clara, California. The parties consent to the jurisdiction and venue of the courts referred to herein. In the event of any dispute, arbitration, action at law or in equity between the parties in relation to this Agreement, the nonprevailing party, in addition to other sums which such party may be called upon to pay, shall pay to the other party all costs and expenses of such action or suit, including reasonable attorney's fees, incurred with or without suit.

         7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Bank may assign this Agreement to the Company or any entity conducting the business of the Company without the prior consent of Griffin. Griffin may not assign this Agreement without the prior written consent of the Bank.

         8. Captions. Captions herein have been inserted only for convenience of reference and do not define, limit or describe the scope or substance of any provision of this Agreement.

         9. Severability. In the event that any provision of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision, that is not invalidated by such determination shall remain in full force and effect.

         10. Governing  Law.   This  Agreement  shall  be  construed  under  and
governed  by the laws of the  State of California.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SAN JOSE NATIONAL BANK, a                              THOMAS D. GRIFFIN
national banking association


by       S/James R. Kenny                            S/Thomas D. Griffin
  ----------------------------                       ---------------------------
  its President & CEO
  ---------------------------


by       S/Eugene E. Blakeslee
  ----------------------------
  its EVP/CFO
  ----------------------------

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 5th day of January, 1996, between SAN JOSE NATIONAL BANK, a national banking association (the "Bank") and THOMAS D. GRIFFIN, an individual ("Griffin"), in relation to the following facts, circumstances and understandings:

                                 R E C I T A L S

         A. Griffin is the sole shareholder of Astra Financial, a California corporation (the "Company"). The Bank, the Company and Griffin have entered into that certain Stock Acquisition Agreement dated November 17, 1995 (the "Stock Acquisition Agreement"), pursuant to which the Bank is purchasing all of the outstanding stock of the Company from Griffin as of the closing under the Stock Acquisition Agreement (the "Closing").

         B. The execution and delivery of both this Agreement and the Non-Competition Agreement are conditions precedent to the obligations of the Bank and of the Company and Griffin under the Stock Acquisition Agreement.

         C.  The Bank  seeks  to  employ  Griffin  as a Vice  President/Business
Development Officer, to assist in operating, marketing and promoting the Company's business after the Closing and to maintain a competitive advantage in the business of the Company and to prevent Griffin from competing with the Company in the area in which it does business (a) for a period of one year from the Closing under this Agreement and (b) for an additional four years from the Closing under the terms and conditions set forth in a Non-Competition Agreement.

                  NOW, THEREFORE, the parties hereto, each intending to be legally bound, agree as follows:

         1. Employment. The Bank hereby employs Griffin and Griffin hereby accepts employment upon the terms and conditions set forth in this Agreement.

         2. Duties. Griffin shall perform the duties of Vice President/Business Development Officer for the term of this Agreement. Griffin shall devote substantially his full time energies and skills to the performance of his duties under this Agreement and shall not engage in any other business pursuits. Griffin shall do and perform all services necessary or advisable to fulfill the duties of his position and such performance shall be at all times subject to the direction of the President of the Bank.

         3. Trade Secrets. The parties acknowledge and agree that during the term of this Agreement and during the period when he was a shareholder of the Company, Griffin has had and shall have access to information about of the Company, including without limitation knowledge of personnel, sales, planning, customer lists and other customer information that is owned by the Company and regularly used in the operation of its business and that, except such information that is in the public domain, this information constitutes the Company's trade secrets. Griffin further agrees not to disclose such trade secrets to any other person or use the trade secrets in any way other than as an employee of the Company and agrees not to solicit any employees of the Company to become employed or associated with another business or entity which competes with the Company during the term of this Agreement.

         4. Term. The term of employment under Section 1 shall commence on the date of this Agreement and shall continue for a term of one year, unless it is terminated earlier as specified herein.

         5. Non-Competition. (a) This Agreement is an integral part of the Stock Acquisition Agreement whereby Griffin has sold all of his shares of stock in the Company to the Bank which will hereafter operate the business of the Company. Griffin agrees that during his employment by the Bank (the "Noncompetition Period"), pursuant to this Agreement, he shall not, individually or collectively, directly or indirectly, own an interest in, operate, join, control, or participate in or be connected as an officer, employee, agent, independent contractor, partner, shareholder, creditor or principal of any corporation, partnership, proprietorship, firm or association or other entity which owns and/or operates a factoring business or accounts receivable financing business or engages in any type of business that is carried on at that time by the Bank (except mortgage lending); provided however, that the record or beneficial ownership by Griffin as a passive investor of not more than five percent (5%) of the outstanding publicly traded securities of any class of any such business in which he is not active shall not be deemed to be in violation of this Section. For purposes of this Agreement, the geographic area of the business is Santa Clara County and all contiguous counties (collectively, the "Geographic Area"). Griffin agrees and acknowledges that the duration, scope and Geographic Area of the restrictive covenants described in this Agreement are fair, reasonable and necessary in order to protect the goodwill and other legitimate business interests of the Bank and that adequate consideration has been received by Griffin in exchange for such covenants.

         (b) The parties intend that the covenant contained in subsection (a) of this Section 5 shall be construed as a series of separate Covenant, one for each county included. Except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained in subsection (a). If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed to be included in this Section 5, then the unenforceable covenant shall be deemed eliminated from these provision for the purpose of those proceedings to the extent necessary to permit the remaining separate covenant to be enforced.

         (c) In the event that Griffin materially breaches any of the material provisions of this Section 5, the Bank shall notify Griffin of its intention to hold Griffin in breach of this Agreement and the basis of such breach in accordance with the notice provisions of Section 13 of this Agreement. If such breach is capable of being cured, Griffin shall have 3 days from the date of such notice to cure the breach. If he fails to cure such breach within such 3 days, or if the breach cannot be cured, the parties hereto agree that the Bank will be irreparably damages, and that the Bank has no adequate remedy at law for damages and that its injury will be continuing.

         (d) Because of the continuing injury to the Bank that will be created by a breach of the provisions of Section 5 as well as the nature of such injury, the parties agree that the Bank shall be entitled to injunctive relief prohibiting Griffin from engaging in the conduct constituting the breach and that a court of competent jurisdiction may issue an appropriate injunction.

         6. Confidentiality. Griffin shall not divulge, publish or otherwise reveal either directly or indirectly through another during the term of this Agreement any knowledge of a confidential nature received by him during the course of his employment, and such information shall be kept confidential and shall not in any manner be revealed except as may be necessary in connection with his duties hereunder.

         7. Compensation. (a) As compensation for his services hereunder, the Bank shall pay to Griffin a base annual salary of $60,000.00, payable in equal semi-monthly installments on the 15th and last day of each month, prorated for any partial periods. The Bank shall have the right to withhold from Griffin's compensation any and all sums required by law, including Federal and state tax law.

         (b) As additional incentive for Griffin to increase the accounts receivable portfolio and generate new accounts receivable financing business, the Bank shall pay to Griffin a one-time "Portfolio Growth Bonus" within 60 days following the one year anniversary of the Closing under the Stock Acquisition Agreement (the "Closing").

                  (1) The amount of the Portfolio Growth Bonus will be based upon the Average Monthly Increase in the Astra Portfolio, as defined in subparagraphs (b)(3) and (b)(4) below, starting either (a) with the calendar month in which the Closing occurs, if the Closing occurs on or before the 15th of the month, or (b) with the calendar month following the Closing, in all other cases, and in either event continuing for eleven more calendar months, assuming this Agreement does not terminate early. In the event this Agreement is terminated prior to the end of the twelve month period referred to in the prior sentence, the amount of the Portfolio Growth Bonus will be based on the Average Monthly Increase, starting with the month of the Closing and ending with the month in which this Agreement is terminated.

                  (2) The Portfolio Growth Bonus will be based on the following formula: for each $1,000 by which the Average Monthly Increase exceeds $20,000, Griffin will receive a Portfolio Growth Bonus of $1,500, up to a total Portfolio Growth Bonus of $120,000; provided however, that if this Agreement is terminated prior to the end of the eleventh month after the Closing, Griffin shall receive a Portfolio Growth Bonus equal to the amount determined by the above formula, times the number of months over which the average was determined and divided by twelve (12).

                  (3) The "Astra Portfolio" for purposes of this paragraph 7(b) shall consist of all the Accounts Receivable in the Company's portfolio at the Closing, plus (a) any new Accounts Receivable generated by Griffin, and (b) any new Accounts Receivable from customers located in New Mexico, during the times specified in paragraph (b)(1) above.

                  (4) The "Average Monthly Increase" for purposes of this paragraph shall consist of the average monthly increases calculated as set forth below. For the first month, the monthly increase (hereinafter, the "First Monthly Increase") is equal to (1) the Accounts Receivable of the Company at the Closing, less $1,800,000 and those accounts receivable that have been written off prior to the Closing or subject to the holdback under Section 2(d) of the Stock Acquisition Agreement; plus (2) change in the Astra Portfolio since the Closing; less (c) any accounts receivable that had been in (1) or (2) but have been paid off or written off since the Closing. For all subsequent months, the monthly increase shall consist of (3) the average daily balance of the Astra Portfolio, as taken from the daily Client Summary Reports for the month; less
(4) either (x) for the second month, the First Monthly Increase plus $1,800,000, or (y) for every other month, the average daily balance of the Astra Portfolio for the prior month; plus (5) any Accounts Receivable subject to the holdback under Section 2(d) of the Stock Acquisition Agreement that are paid off during the month. All accounts receivable generated by Griffin shall be subject to existing SJNB Financial Services underwriting criteria.

         (c) In recognition and compensation of past and future services provided and to be provided by Griffin to the Company and the Bank, the Bank shall pay to Griffin on January 4, 1996, the amount of $140,000.

         8. Benefits. The Bank shall pay to Griffin $400 a month as a car allowance during the term of this Agreement. Griffin shall be entitled to four
(4) weeks of vacation during the term of this Agreement, which may be utilized after April 5, 1996 (91 days after hire). Griffin shall be entitled to 5.33 hours of sick leave per month, which may accrue if not used, but he shall not be entitled to any reimbursement for unused sick leave. Medical, dental and vision insurance shall be provided to Griffin on a pre-tax basis, beginning at the commencement of this Agreement. Sick-leave pay and long term disability shall be provided to Griffin starting on April 5, 1996 (91 days after hire).

         9. Termination. (a) (1) The Bank reserves the right to terminate this Agreement if Griffin (1) wilfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or (2) commits acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude, that would prevent the effective performance of his duties.

                  (2) The Bank may at its option terminate this Agreement for the reasons stated in this section by giving written notice of termination to Griffin without prejudice to any other remedy to which the Bank may be entitled either at law, in equity, or under this agreement. The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of relevant facts.

         (b) This Agreement, other than Section 7(c), shall be terminated upon the death of Griffin.

         (c) The Bank reserves the right to terminate this Agreement after Griffin suffers any physical or mental disability that would prevent the performance of his duties under this Agreement. Such a termination shall be effected by giving 10 days' written notice of termination to Griffin.

         (d) In the event that this Agreement is terminated prior to the completion of the term of employment specified herein, Griffin shall be entitled to the compensation described in Subsection 7(a) and Section 8 relating to the period prior to the date of termination, computed pro rata up to and including
that  date.  Griffin  shall  be  entitled  to  the  compensation   described  in
Subsections 7(b) and (c) in any event, as described and limited in those sections. Griffin shall be entitled to no further compensation as of the date of termination.

         10. Accounting. On all accountings required hereunder, the determination of the amount due to Griffin shall be certified to be true and correct by a senior officer of the Bank. Griffin or his agents shall have access to and may at his cost, audit independently the books and records of the Bank to determine the accuracy of the statements delivered to Griffin. If the amount paid to Griffin by the Bank is found to be in error by more than 10% of the amount due to Griffin, the Bank shall immediately pay the cost of such audit.

         11. Surrender of Records and Property. Upon expiration or termination of this Agreement, Griffin shall promptly return to the Bank all records, including client lists or references, and client mailings, correspondence files, other files, keys, and all other property belonging to or supplied by the Bank.

         12. Personnel Policies and Practices. Griffin's employment shall be subject to all of the Bank's personnel policies and practices and any amendments to such policies that the Bank may make and that are in effect at the Bank during the term of this Agreement.

         13. Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered in accordance with the Stock Acquisition Agreement.

         14. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral.This Agreement may not be amended or revised except by a writing signed by the parties.

         15. Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration, suits and actions with respect to this Agreement shall be brought in the County of Santa Clara, California. The parties consent to the jurisdiction and venue of the courts referred to herein. In the event of any dispute, arbitration, action at law or in equity between the parties in relation to this Agreement, the nonprevailing party, in addition to other sums which such party may be called upon to pay, shall pay to the other party all costs and expenses of such action or suit, including reasonable attorney's fees, incurred with or without suit.

         16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Bank may assign this Agreement to any entity conducting the business of the Bank without the prior consent of Griffin. Griffin may not assign this Agreement without the prior written consent of the Bank. If Griffin dies prior to the expiration of the term of this Agreement, any sums that may be due him from the Bank under this Agreement as of the date of death shall be paid to Employee's executors, administrators, heirs, personal representatives, successors and assigns.

         17. Captions. Captions herein have been inserted only for convenience of reference and do not define, limit or describe the scope or substance of any provision of this Agreement.

         18. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         19. Governing  Law.   This  Agreement  shall be   construed  under  and
 governed  by the laws of the  State of California.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SAN JOSE NATIONAL BANK, a..                           THOMAS D. GRIFFIN
national banking association


by  S/James R. Kenny                                  S/Thomas D. Griffin
  --------------------------                       ----------------------------
   its President & CEO......
   -------------------------


by   S/Eugene E. Blakeslee
   --------------------------
     its EVP & CFO

December 14, 1995



Mr. Dennis Griffin
Astra Financial Inc.
4030 Moorpark Ave., Suite 122
San Jose, CA  95117

Re:      Stock Acquisition Agreement dated November 17, 195

Dear Mr. Griffin:

This letter is intended to clarify several aspects of the above referenced Stock acquisition Agreement (the "Agreement"). Terms used in this letter that are defined in the Agreement shall have the same meaning as in the Agreement. Please sign below if you agree with the following:

1. For purposes of the Agreement, an account shall be considered as owned by Astra or the Bank regardless of whether the agreement by which the Account Receivable was purchased from the client is with recourse or without recourse.

2. In section 2(c)(3)(b) of the Agreement, the term "customers" shall be deemed to mean "clients." Section 7(b)(3)(b) of the Employment Agreement to be entered into at the Closing shall be changed in this manner prior to the execution of the Employment Agreement.

3.   For purposes of calculating both the Contingent  Purchase Price provided in
     Section 2(c) of the Agreement and the  Portfolio  Growth Bonus  provided at
     Section 7(b) of the Employment Agreement, all Accounts Receivables from clients listed on the attached Exhibit A shall be considered to be "generated by Shareholder."

4. The Company and Shareholder have applied or will apply by tomorrow to the California Franchise Tax Board for tax clearance, but do not expect to have tax clearance prior to the Closing. The Bank agrees to waive the receipt of tax clearance as a condition to Closing.

Other than as specifically listed above, the Agreement shall remain in full force and effect.

SAN JOSE NATIONAL BANK



by:  S/James R. Kenny
     James R. Kenny, President & CEO


ACCEPTED AND AGREED:

December 14, 1995

Astra Financial Inc.


   S/Dennis Griffin                                           S/Dennis Griffin
by Dennis Griffin, President                                  Dennis Griffin

January 5, 1996


Mr. Dennis Griffin
Astra Financial Inc.
4030 Moorpark Ave., Suite 122
San Jose, CA  95117

Re:      Stock Acquisition Agreement dated November 17, 1995

Dear Mr. Griffin:

This letter will confirm our discussions this morning concerning the closing of the above referenced agreement. We agree that there is a hold-back of $10,000 under the terms of Section 2(d) of the Stock Acquisition Agreement. The terms of the agreement shall govern the treatment of that hold-back.

In addition, we have agreed to a hold-back of $30,000 for income taxes relating to 1995 net income. As we discussed, accruing an adequate provision for 1995 income taxes would have caused Astra's retained earnings to decline below the amount required as a condition of closing. Should Astra's 1995 income taxes require a greater provision than $30,000, you will pay us the difference. On the other hand, if the 1995 taxes require less provision, we will pay you the amount that is not needed.

Since the $30,000 hold-back relates to the ending retained earnings of Astra, the Bank and you have agreed that the amount should be reflected in your compensation under the Employment Agreement. We have paid you $110,000, instead of $140,000, as adjusted with the taxes and other amount required to be withheld under Section 7(c) of the Employment Agreement.

Other than as specifically listed above and as specified in the Extension Agreement dated January 5, 1996, and our letters to you dated December 14, 1995 and January 5, 1996, the Agreement shall remain in full force and effect.

SAN JOSE NATIONAL BANK

S/Eugene E. Blakeslee

Eugene E. Blakeslee

ACCEPTED AND AGREED:

January 6, 1996

Astra Financial

S/Dennis Griffin                                    S/Dennis Griffin

Dennis Griffin, President                           Dennis Griffin

                               Extension Agreement



         SAN JOSE NATIONAL BANK, ASTRA FINANCIAL, INC. and THOMAS D GRIFFIN hereby agree to amend that certain STOCK ACQUISITION AGREEMENT between them dated November 17, 1995 as follows:

1. The reference to "twenty (20) days" in the third line of Section 1(b)of the Agreement is hereby amended to read "twenty-two (22) days."

2. The second sentance of Section 10(c) of the Agreement is hereby amended to read as follows: "This Agreement shall terminate automatically without further action by either party of the Closing does not occur on or prior to January 5, 1996.:

3. Other than as set forth in those certain letters from San Jose National Bank to Thomas D. Griffin dated December 14, 1995 and january 5, 1996 and holdback letter agreement of 1/5/96, and as sest forth herein, the Agreement has not been amended or supplemented and remians in full foce and effect.

Dated:  January 5, 1996

SAN JOSE NATIONAL BANK                     ASTRA FINANCIAL, INC
a national banking association             a California corporation



by       S/Eugene E. Blakeslee                       by      S/Thomas D. Griffin
   ---------------------------------                    ------------------------
its      EVP/CFO                                     its      President
    --------------------------------                     -----------------------


                                                           THOMAS D. GRIFFIN

                                                            S/Thomas D. Griffin
                                                     ---------------------------